Exhibit 99.1

Release Luna Innovations Incorporated 1 Riverside Circle, Suite 400 Roanoke, VA 24016

Luna Innovations Reports Fourth Quarter 2010 and Full Year Financial Results

Quarterly Revenues Increase 6% from prior year quarter; Fourth Quarter Product and License Revenue Grows 14%

(ROANOKE, VA, March 08, 2011) – Luna Innovations Incorporated (NASDAQ: LUNA) today announced its financial results for the fourth quarter and year ended December 31, 2010.

As compared to the same quarter last year, total revenue increased 6.2%, from $8.5 million in the fourth quarter of 2009 to $9.1 million in the fourth quarter of 2010. Gross profit increased 5.5% from $3.2 million in the fourth quarter of 2009 to $3.4 million in 2010. In the fourth quarter of 2009, the company reported net income of $24.9 million due to a one-time benefit associated with a $26.6 million reduction in litigation reserves. Excluding that reduction in litigation reserves, the company would have reported a net loss attributable to common stockholders of $1.7 million for the fourth quarter of 2009 compared to a net loss attributable to common stockholders of $0.5 million for the fourth quarter of 2010. Adjusted EBITDA, excluding reorganization and Hansen litigation related costs, was $1.0 million for both the fourth quarter of 2009 and 2010.

For the full year, revenues decreased slightly from $34.6 million in 2009 to $34.5 million in 2010, reflecting a 29.4% increase in product and license revenues offset by an 11% decrease in technology development revenues. Gross profit increased 1.5% from $12.8 million in 2009 to $12.9 million in 2010. Net loss decreased 87.2% from 2009 to 2010 from $20.4 million to $2.6 million due primarily to costs incurred in connection with the company’s litigation with Hansen and the company’s reorganization during 2009. Adjusted EBITDA, excluding litigation and bankruptcy related costs, improved 25.3% from $2.3 million in 2009 to $2.9 million in 2010.

Dale Messick, interim President and Chief Operating Officer, provided this overview of Luna’s results: “We are pleased to report improvements in both revenues and operating expenses, excluding litigation and reorganization costs, for the quarter as we continue our progress toward profitability. Our net loss attributable to common stockholders of less than $0.5 million for the quarter and positive adjusted EBITDA of approximately $1.0 million for the quarter clearly demonstrate the benefits we have realized through our cost reduction initiatives over the past two years while at the same time continuing to expand our market presence, particularly in providing industry leading fiber-optic solutions to our customers.”

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LUNA INNOVATIONS INCORPORATED	Luna Q410 Earnings, Page 2

Fourth Quarter Financial and Business Highlights

•	Total revenues for the fourth quarter of 2010 increased 6.2% compared to the fourth quarter of 2009.

•	Product and license revenues grew 14.5% to $3.6 million in the fourth quarter of 2010 compared to $3.1 million in the fourth quarter of 2009.

•	Technology Development Division revenues increased approximately 1% from $5.4 million in the fourth quarter of 2009 to $5.5 million in the fourth quarter of 2010.

•	Gross profit improved 5.5% from $3.2 million in the fourth quarter of 2009 to $3.4 million in the fourth quarter of 2010.

•	Selling, general and administrative expenses decreased 2.0% to $3.2 million in the fourth quarter of 2010 compared to $3.3 million in the corresponding quarter of 2009.

•	Adjusted EBITDA excluding reorganization and litigation related items remained essentially unchanged at approximately $1.0 million in both the fourth quarter of 2010 and the fourth quarter of 2009.

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Net income attributable to common stockholders in the fourth quarter of 2009 totaled $24.9 million, largely due to the one-time litigation reserve benefit, compared to a net loss of $0.5 million in the fourth quarter of 2010.

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Cash and cash equivalents totaled $7.2 million at December 31, 2010, as compared to $5.2 million at December 31, 2009. During 2010, Luna paid the pre-petition amounts due under its plan of reorganization and borrowed $2.5 million from its revolving line of credit with Silicon Valley Bank. The line of credit was scheduled to mature in the first quarter of 2011 but has been extended until May 2011.

•	Received orders in the fourth quarter of 2010 for approximately $3.5 million in test and measurement products compared to $2.4 million in the same quarter of 2009, representing a 46% increase.

•	Total Backlog in our Technology Development Division business segment was $26.3 million at December 31, 2010 compared to $19.6 million at December 31, 2009.

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LUNA INNOVATIONS INCORPORATED	Luna Q410 Earnings, Page 3

Full Year Financial and Business Highlights

•	Revenues of $34.5 million for 2010 were essentially flat compared to revenues of $34.6 million in 2009.

•	Operating expenses, excluding non-recurring charges for litigation, reorganization, and asset impairments, decreased 4.0% from $15.5 million in 2009 to $14.9 million in 2010.

•	Adjusted EBITDA, excluding reorganization and Hansen litigation related costs, improved 25.3% to $2.9 million in 2010 from $2.3 million in 2009.

•	Gross profit increased 1.5% to $12.9 million in 2010 from $12.8 million in 2009.

•	Net loss decreased 87.2% from 2009 to 2010 from $20.4 million to $2.6 million, due primarily to costs incurred in connection with the company’s litigation with Hansen and reorganization during 2009.

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Net cash outflow for the year 2010, excluding the $2.5 million in borrowings under the company’s revolving credit facility, was $0.5 million. Luna paid substantially all of the prepetition amounts due under its plan of reorganization and the legal fees related to the reorganization during the first six months of 2010. Luna’s total cash and cash equivalents increased from $6.3 million at June 30, 2010, to $7.2 million at December 31, 2010, an improvement of $0.9 million over the second half of 2010.

Outlook for First Quarter and Full Year 2011

For 2011, the company anticipates continued growth in both its product and license segment and its technology development segment. Based on information as of March 8, 2011, the company currently expects total revenue for 2011 to be in the range of $37.0 million to $39.0 million, consisting of product and license revenue of $14.0 million to $15.0 million and technology development revenue of $23.0 to $24.0 million. Also for 2011, the company anticipates a net loss to common stockholders in the range of $2.0 million to $2.5 million. For the first quarter of 2011, the company expects revenue of approximately $8.0 million to $8.5 million and a net loss to common stockholders of approximately $1.3 million to $1.6 million.

Non-GAAP Measures

In evaluating the operating performance of its business, Luna’s management excludes certain charges and credits that are required by generally accepted accounting principles (“GAAP”). These non-GAAP results provide useful information to both management and investors by excluding items that the company believes

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LUNA INNOVATIONS INCORPORATED	Luna Q410 Earnings, Page 4

may not be indicative of its operating performance, because either they are non-cash items or they are unusual items that the company does not expect to recur in the ordinary course of its business or are unrelated to the ongoing operation of the business in the ordinary course. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call Information

As previously announced, Luna Innovations will conduct an investor conference call at 5:00 p.m. (EST) today to discuss its financial results and business developments for 2010 and expectations for 2011. The investor conference call will be available via live webcast on the Luna Innovations website at http://www.lunainnovations.com under the tab “Investor Relations.” To participate by telephone, the domestic dial-in number is 800.901.5218 and the international dial-in number is 617.786.4511. The participant access code is 23583290. Investors are advised to dial in at least five minutes prior to the call to register. The webcast will be archived on the company’s website under “Webcasts and Presentations” for 30 days following the conference call.

About Luna Innovations:

Luna Innovations Incorporated (www.lunainnovations.com) is focused on sensing and instrumentation. Luna develops and manufactures new-generation products for the healthcare, telecommunications, energy and defense markets. The company’s products are used to measure, monitor, protect and improve critical processes in the markets we serve. Through its disciplined commercialization business model, Luna has become a recognized leader in transitioning science to solutions. Luna is headquartered in Roanoke, Virginia.

Forward Looking Statements:

The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include our expectations regarding financial results for the first quarter and full year 2011 and growth in both the company’s product and license segment and its technology development business segment. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of the company may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation the fact that the outlook for the first quarter of and full year 2011 could change, failure of its product and license segment and/or its technology development business segment to grow, including from decreased sales and/or government funding, and also include, without limitations, those risks and uncertainties set forth in the company’s periodic reports and other filings with the Securities and Exchange Commission. Such filings are available at the SEC’s website at http://www.sec.gov, and at the company’s website at http://www.lunainnovations.com. The statements made in this release are based on information available to the company as of the date of this release and Luna Innovations undertakes no obligation to update any of the forward-looking statements after the date of this release.

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LUNA INNOVATIONS INCORPORATED	Luna Q410 Earnings, Page 5

Luna Innovations Incorporated

Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Technology development	$5,475,310	$5,402,400	$22,404,931	$25,198,038
Product and license	3,593,510	3,139,228	12,133,463	9,373,849

Total	9,068,820	8,541,628	34,538,394	34,571,887

Cost of revenues:
Technology development	4,248,758	3,842,761	15,808,108	17,031,768
Product and license	1,453,967	1,508,510	5,786,567	4,783,586

Total	5,702,725	5,351,271	21,594,675	21,815,354

Gross profit	3,366,095	3,190,357	12,943,719	12,756,533

Operating expense:
Selling, general, and administrative	3,246,191	3,311,760	13,297,705	16,345,578
Research, development, and engineering	451,701	531,490	1,694,643	2,874,666
Litigation reserve	—	(26,633,915)	—	9,669,728
Impairment of intangible assets	—	—	—	1,310,598
Reorganization costs	12,490	1,024,936	174,292	1,897,580

Total	3,710,382	(21,765,729)	15,166,640	32,098,150

Operating income/ (loss)	(344,287)	24,956,086	(2,222,921)	(19,341,617)

Other income/(expense)
Interest expense, net	(122,163)	(80,997)	(474,408)	(503,699)
Other	84,109	18,902	77,299	735

Total	(38,054)	(62,095)	(397,109)	(502,964)

Income/(loss) before income taxes	(382,341)	24,893,991	(2,620,030)	(19,844,581)

Income tax expense	—	—	—	600,000

Net income/ (loss)	(382,341)	24,893,991	(2,620,030)	(20,444,581)

Preferred stock dividend	93,000	—	360,633	—

Net income/(loss) attributable to common stockholders	$(475,341)	$24,893,991	$(2,980,663)	$(20,444,581)

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LUNA INNOVATIONS INCORPORATED	Luna Q410 Earnings, Page 6

Luna Innovations Incorporated

Condensed Consolidated Balance Sheets

	December 31, 2010	December 31, 2009
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$7,216,580	$5,228,802
Accounts receivable, net	7,669,625	7,203,203
Inventory	3,106,600	2,890,364
Other current assets	710,558	1,290,496

Total current assets	18,703,363	16,612,865

Property and equipment, net	3,204,670	4,129,015
Intangible assets, net	664,418	580,785
Other assets	303,210	435,259

Total assets	$22,875,661	$21,757,924

Liabilities and stockholders’ equity (deficit)
Liabilities not subject to compromise
Current portion of long term debt	$1,195,784	$—
Current portion of capital lease obligation	2,194	7,510
Line of credit	2,500,000	—
Accounts payable	2,008,182	1,142,267
Accrued liabilities	3,549,604	3,379,339
Deferred credits	1,392,602	1,027,016

Total liabilities not subject to compromise	10,648,366	5,556,132

Liabilities subject to compromise	—	19,062,000

Long term debt	2,611,609	—

Total liabilities	13,259,975	24,618,132

Stockholders’ equity
Preferred stock	1,322	—
Common stock	13,526	11,352
Additional paid-in capital	56,681,757	41,228,698
Accumulated deficit	(47,080,919)	(44,100,258)

Total stockholders’ equity (deficit)	9,615,686	(2,860,208)

Total liabilities and stockholders’ equity	$22,875,661	$21,757,924

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LUNA INNOVATIONS INCORPORATED	Luna Q410 Earnings, Page 7

Luna Innovations Incorporated

Condensed Statements of Cash Flows

	Year ended December 31,
	2010	2009
	(Unaudited)
Cash used in operating activities
Net loss	$(2,620,030)	$(20,444,581)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,331,802	1,853,188
Impairment of intangible assets	—	1,310,598
Share-based compensation	3,448,330	3,216,780
Deferred tax expense	—	600,000
Bad debt expense	—	135,162
Reorganization costs	—	826,234
Changes in operating assets and liabilities:
Accounts receivable	(466,422)	(6,332)
Refundable income taxes	—	98,092
Inventory	(261,972)	(61,373)
Other assets	669,759	(1,264,865)
Accounts payable and accrued expenses	7,091,386	259,145
Litigation reserve	(9,669,728)	9,669,728
Deferred credits	365,586	(827,266)

Net cash used in operating activities	(111,289)	(4,635,490)

Cash used in investing activities
Acquisition of property and equipment	(85,149)	(53,111)
Intangible property costs	(365,533)	(642,875)

Net cash used in investing activities	(450,682)	(695,986)

Cash from (used in) financing activities
Payments on capital lease obligations	(5,316)	(9,886)
Proceeds from debt obligations	2,500,000	—
Payments of debt obligations	(834,119)	(5,000,000)
Proceeds from exercise of options and warrants	889,184	51,204

Net cash from (used in) financing activities	2,549,749	(4,958,682)

Net change in cash	1,987,778	(10,290,158)
Cash and cash equivalents, beginning of period	5,228,802	15,518,960

Cash and cash equivalents, end of period	$7,216,580	$5,228,802

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LUNA INNOVATIONS INCORPORATED	Luna Q410 Earnings, Page 8

Luna Innovations Incorporated

Reconciliation of Non-GAAP Financial Amounts

	Three months ended December 31,		Year ended December 31,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net loss	$(382,341)	$24,893,991	$(2,620,030)	$(20,444,581)
Interest	122,163	80,997	474,408	503,699
Taxes	—	—	—	600,000
Depreciation and amortization	378,172	348,977	1,331,802	1,853,188
Impairment of intangible assets	—	—	—	1,310,598

EBITDA	117,994	25,323,965	(813,819)	(16,177,096)

Share-based compensation	832,306	837,810	3,448,330	3,216,780
Litigation reserve/ (settlement)	—	(26,633,915)	—	9,669,728

Adjusted EBITDA	950,300	(472,140)	2,634,511	(3,290,588)

Costs of reorganization and Hansen litigation	12,490	1,474,137	296,683	5,629,145

Adjusted EBITDA excluding reorganization and Hansen litigation	$962,790	$1,001,997	$2,931,194	$2,338,557

Operating Expenses	$3,710,382	$(21,765,729)	$15,166,640	$32,098,150
Litigation reserve	—	(26,633,915)	—	9,669,728
Impairment of intangible assets	—	—	—	1,310,598
Reorganization costs	12,490	1,024,936	174,292	1,897,580
Litigation costs included in SG&A	—	449,201	122,391	3,731,565

Adjusted Operating Expenses	$3,697,892	$3,394,049	$14,869,957	$15,488,679

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Investor Contact:

Scott A. Graeff, Interim Chief Financial Officer

Luna Innovations Incorporated

Phone: 1.540.769.8400

Email: IR@lunainnovations.com